Exhibit 99.1

Apple reports fourth quarter results

September quarter records for total company revenue, iPhone revenue and EPS

Services revenue reaches new all-time high

CUPERTINO, CALIFORNIA — Apple® today announced financial results for its fiscal 2025 fourth quarter ended September 27, 2025. The Company posted quarterly revenue of $102.5 billion, up 8 percent year over year. Diluted earnings per share was $1.85, up 13 percent year over year on an adjusted basis.1

“Today, Apple is very proud to report a September quarter revenue record of $102.5 billion, including a September quarter revenue record for iPhone and an all-time revenue record for Services,” said Tim Cook, Apple’s CEO. “In September, we were thrilled to launch our best iPhone lineup ever, including iPhone 17, iPhone 17 Pro and Pro Max, and iPhone Air. In addition, we launched the fantastic AirPods Pro 3 and the all-new Apple Watch lineup. When combined with the recently announced MacBook Pro and iPad Pro with the powerhouse M5 chip, we are excited to be sharing our most extraordinary lineup of products as we head into the holiday season.”

“Our September quarter results capped off a record fiscal year, with revenue reaching $416 billion, as well as double-digit EPS growth,” said Kevan Parekh, Apple’s CFO. “And thanks to our very high levels of customer satisfaction and loyalty, our installed base of active devices also reached a new all-time high across all product categories and geographic segments.”

Apple’s board of directors has declared a cash dividend of $0.26 per share of the Company’s common stock. The dividend is payable on November 13, 2025, to shareholders of record as of the close of business on November 10, 2025.

Apple will provide live streaming of its Q4 2025 financial results conference call beginning at 2:00 p.m. PT on October 30, 2025, at apple.com/investor/earnings-call. The webcast will be available for replay for approximately two weeks thereafter.

Apple periodically provides information for investors on its corporate website, apple.com, and its investor relations website, investor.apple.com. This includes press releases and other information about financial performance, reports filed or furnished with the SEC, information on corporate governance, and details related to its annual meeting of shareholders.

1. Non-GAAP measure excluding the one-time income tax charge recognized during the fourth quarter of 2024 related to the impact of the reversal of the European General Court’s State Aid decision. See the section titled “Reconciliation of 2024 Non-GAAP to GAAP Results of Operations” at the end of the accompanying financial statements.

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation those about payment of the Company’s quarterly dividend and future business plans. These statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Risks and uncertainties include without limitation: effects of global and regional economic conditions, including as a result of government policies, trade and other international disputes, geopolitical tensions, conflict, terrorism, natural disasters, and public health issues; risks relating to the design, manufacture, introduction, and transition of products and services in highly competitive and rapidly changing markets, including from reliance on third parties for components, technology, manufacturing, applications, services, support, and content; risks relating to information technology system failures, network disruptions, and failure to protect, loss of, or unauthorized access to, or release of, data; and effects of unfavorable legal proceedings, government investigations, and complex and changing laws and regulations. More information on these risks and other potential factors that could affect the Company’s business, reputation, results of operations, financial condition, and stock price is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements, which speak only as of the date they are made.

Apple revolutionized personal technology with the introduction of the Macintosh in 1984. Today, Apple leads the world in innovation with iPhone, iPad, Mac, AirPods, Apple Watch, and Apple Vision Pro. Apple’s six software platforms — iOS, iPadOS, macOS, watchOS, visionOS, and tvOS — provide seamless experiences across all Apple devices and empower people with breakthrough services including the App Store, Apple Music, Apple Pay, iCloud, and Apple TV. Apple’s more than 150,000 employees are dedicated to making the best products on earth and to leaving the world better than we found it.

Press Contact:
Josh Rosenstock
Apple
jrosenstock@apple.com
(408) 862-1142

Investor Relations Contact:
Suhasini Chandramouli
Apple
suhasini@apple.com
(408) 974-3123

NOTE TO EDITORS: For additional information visit Apple Newsroom (www.apple.com/newsroom), or email Apple’s Media Helpline at media.help@apple.com.

© 2025 Apple Inc. All rights reserved. Apple and the Apple logo are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

Apple Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In millions, except number of shares, which are reflected in thousands, and per-share amounts)

	Three Months Ended		Twelve Months Ended
	September 27, 2025	September 28, 2024	September 27, 2025	September 28, 2024
Net sales:
Products	$73,716	$69,958	$307,003	$294,866
Services	28,750	24,972	109,158	96,169
Total net sales (1)	102,466	94,930	416,161	391,035
Cost of sales:
Products	47,019	44,566	194,116	185,233
Services	7,106	6,485	26,844	25,119
Total cost of sales	54,125	51,051	220,960	210,352
Gross margin	48,341	43,879	195,201	180,683

Operating expenses:
Research and development	8,866	7,765	34,550	31,370
Selling, general and administrative	7,048	6,523	27,601	26,097
Total operating expenses	15,914	14,288	62,151	57,467

Operating income	32,427	29,591	133,050	123,216
Other income/(expense), net	377	19	(321)	269
Income before provision for income taxes	32,804	29,610	132,729	123,485
Provision for income taxes	5,338	14,874	20,719	29,749
Net income	$27,466	$14,736	$112,010	$93,736

Earnings per share:
Basic	$1.85	$0.97	$7.49	$6.11
Diluted	$1.85	$0.97	$7.46	$6.08
Shares used in computing earnings per share:
Basic	14,815,307	15,171,990	14,948,500	15,343,783
Diluted	14,863,609	15,242,853	15,004,697	15,408,095

(1) Net sales by reportable segment:
Americas	$44,192	$41,664	$178,353	$167,045
Europe	28,703	24,924	111,032	101,328
Greater China	14,493	15,033	64,377	66,952
Japan	6,636	5,926	28,703	25,052
Rest of Asia Pacific	8,442	7,383	33,696	30,658
Total net sales	$102,466	$94,930	$416,161	$391,035

(1) Net sales by category:
iPhone	$49,025	$46,222	$209,586	$201,183
Mac	8,726	7,744	33,708	29,984
iPad	6,952	6,950	28,023	26,694
Wearables, Home and Accessories	9,013	9,042	35,686	37,005
Services	28,750	24,972	109,158	96,169
Total net sales	$102,466	$94,930	$416,161	$391,035

Apple Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In millions, except number of shares, which are reflected in thousands, and par value)

	September 27, 2025	September 28, 2024
ASSETS:
Current assets:
Cash and cash equivalents	$35,934	$29,943
Marketable securities	18,763	35,228
Accounts receivable, net	39,777	33,410
Vendor non-trade receivables	33,180	32,833
Inventories	5,718	7,286
Other current assets	14,585	14,287
Total current assets	147,957	152,987

Non-current assets:
Marketable securities	77,723	91,479
Property, plant and equipment, net	49,834	45,680
Other non-current assets	83,727	74,834
Total non-current assets	211,284	211,993
Total assets	$359,241	$364,980

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$69,860	$68,960
Other current liabilities	66,387	78,304
Deferred revenue	9,055	8,249
Commercial paper	7,979	9,967
Term debt	12,350	10,912
Total current liabilities	165,631	176,392

Non-current liabilities:
Term debt	78,328	85,750
Other non-current liabilities	41,549	45,888
Total non-current liabilities	119,877	131,638
Total liabilities	285,508	308,030

Commitments and contingencies

Shareholders’ equity:
Common stock and additional paid-in capital, $0.00001 par value: 50,400,000 shares authorized; 14,773,260 and 15,116,786 shares issued and outstanding, respectively	93,568	83,276
Accumulated deficit	(14,264)	(19,154)
Accumulated other comprehensive loss	(5,571)	(7,172)
Total shareholders’ equity	73,733	56,950
Total liabilities and shareholders’ equity	$359,241	$364,980

Apple Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	Twelve Months Ended
	September 27, 2025	September 28, 2024
Cash, cash equivalents, and restricted cash and cash equivalents, beginning balances	$29,943	$30,737

Operating activities:
Net income	112,010	93,736
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation and amortization	11,698	11,445
Share-based compensation expense	12,863	11,688
Other	(89)	(2,266)
Changes in operating assets and liabilities:
Accounts receivable, net	(6,682)	(3,788)
Vendor non-trade receivables	(347)	(1,356)
Inventories	1,400	(1,046)
Other current and non-current assets	(9,197)	(11,731)
Accounts payable	902	6,020
Other current and non-current liabilities	(11,076)	15,552
Cash generated by operating activities	111,482	118,254

Investing activities:
Purchases of marketable securities	(24,407)	(48,656)
Proceeds from maturities of marketable securities	40,907	51,211
Proceeds from sales of marketable securities	12,890	11,135
Payments for acquisition of property, plant and equipment	(12,715)	(9,447)
Other	(1,480)	(1,308)
Cash generated by investing activities	15,195	2,935

Financing activities:
Payments for taxes related to net share settlement of equity awards	(5,960)	(5,441)
Payments for dividends and dividend equivalents	(15,421)	(15,234)
Repurchases of common stock	(90,711)	(94,949)
Proceeds from issuance of term debt, net	4,481	—
Repayments of term debt	(10,932)	(9,958)
Proceeds from/(Repayments of) commercial paper, net	(2,032)	3,960
Other	(111)	(361)
Cash used in financing activities	(120,686)	(121,983)

Increase/(Decrease) in cash, cash equivalents, and restricted cash and cash equivalents	5,991	(794)
Cash, cash equivalents, and restricted cash and cash equivalents, ending balances	$35,934	$29,943

Supplemental cash flow disclosure:
Cash paid for income taxes, net	$43,369	$26,102

Apple Inc.
RECONCILIATION OF 2024 NON-GAAP TO GAAP RESULTS OF OPERATIONS (Unaudited)
(In millions, except number of shares, which are reflected in thousands, and per-share amounts)

	Three Months Ended				Twelve Months Ended
	September 28, 2024				September 28, 2024
	As Reported (GAAP)	Non-GAAP Adjustments	(a)	As Adjusted (Non-GAAP)	As Reported (GAAP)	Non-GAAP Adjustments	(a)	As Adjusted (Non-GAAP)
Income before provision for income taxes	$29,610	$—		$29,610	$123,485	$—		$123,485
Provision for income taxes	14,874	(10,246)	(b)	4,628	29,749	(10,246)	(b)	19,503
Net income	$14,736	$10,246	(b)	$24,982	$93,736	$10,246	(b)	$103,982

Diluted earnings per share	$0.97	$0.67	(c)	$1.64	$6.08	$0.67	(c)	$6.75
Shares used in computing diluted earnings per share	15,242,853	—		15,242,853	15,408,095	—		15,408,095
(a)These adjustments reconcile certain of the Company’s GAAP results of operations to its non-GAAP results of operations. The Company believes that the presentation of results excluding the impact of the reversal of the European General Court’s State Aid decision provides meaningful supplemental information to both management and investors that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results.
(b)Non-GAAP adjustments to provision for income taxes and net income to reflect the impact of the reversal of the European General Court’s State Aid decision recognized during the fourth quarter of 2024. On September 10, 2024, the European Court of Justice announced that it had set aside the 2020 judgment of the European General Court and confirmed the European Commission’s 2016 State Aid decision. As a result, during the fourth quarter of 2024 the Company recorded a one-time income tax charge of $10.2 billion, net, which represented $15.8 billion payable to Ireland via release of restricted funds held in escrow, partially offset by a U.S. foreign tax credit of $4.8 billion and a decrease in unrecognized tax benefits of $823 million. For additional information, refer to Note 7, “Income Taxes” of the Notes to Consolidated Financial Statements in Part II, Item 8 of the Company's fiscal 2024 Annual Report on Form 10-K.
(c)Represents the per-share impact of the non-GAAP adjustments to net income.